                                                        Ex-99.B(a)igartsup1
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     UNITED INTERNATIONAL GROWTH FUND, INC.

     Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, United International Growth Fund, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

     FIRST: As amended, effective June 30, 2000, Article SECOND of the Corporation's Articles of Incorporation shall read as follows: "The name of the Corporation is Waddell & Reed Advisors International Growth Fund, Inc., hereinafter called the 'Corporation'."

     SECOND: The amendment contained herein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 15th day of June, 2000.

                                          United International Growth Fund, Inc.

         (Corporate Seal)

                                            /s/ Kristen A. Richards
                                            -----------------------------------
                                            Kristen A. Richards, Vice President



Attest:  /s/ Daniel C. Schulte
         ---------------------
         Daniel C. Schulte,
         Assistant Secretary

The undersigned, Vice President of United International Growth Fund, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        By: /s/ Kristen A. Richards
                                            -----------------------------------
                                            Kristen A. Richards, Vice President

                                                            Ex-99.B(a)igartsup2

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     UNITED INTERNATIONAL GROWTH FUND, INC.

     United International Growth Fund, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on February 9, 2000, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation and Articles Supplementary.

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Four Hundred Million (400,000,000) shares of capital stock, (par value $1.00 per share), amounting in the aggregate to a par value of Four Hundred Million Dollars ($400,000,000.00). Such shares have heretofore been classified by the Board of Directors of the Corporation as follows:

         Class A                            200,000,000 shares
         Class B                             50,000,000 shares
         Class C                             50,000,000 shares
         Class Y                            100,000,000 shares

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the classes of the Corporation as follows:

         Class A                             250,000,000 shares
         Class B                              50,000,000 shares
         Class C                              50,000,000 shares
         Class Y                              50,000,000 shares

     The aggregate number of shares of all classes of stock of the Corporation remains at Four Hundred Million (400,000,000) shares of capital stock, the par value remains $1.00 per share, and the aggregate value of all authorized stock remains Four Hundred Million Dollars ($400,000,000.00).

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 18th day of February, 2000.

                                            /s/ Kristen A. Richards
                                            -----------------------------------
                                            Kristen A. Richards, Vice President


Attest:  /s/ Daniel C. Schulte
         ---------------------------------------
         Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of United International Growth Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                             UNITED INTERNATIONAL GROWTH FUND, INC.



                                     By: /s/ Kristen A. Richards
                                         --------------------------------------
                                         Kristen A. Richards, Vice President


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